EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-3, File No. 333-37073 and File No. 333-181328, and Registration Statements on Form S-8, File No. 333-46943 and File No. 033-62280.

Salisbury, Maryland

March 29, 2017